                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               U.S. MICROBICS, INC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Colorado                                  88-0990371
----------------------------------------    ------------------------------------
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

       6451-C El Camino Real,
        Carlsbad, California                              92008
----------------------------------------    ------------------------------------
(Address of principal executive offices)               (Zip Code)


                       2004 EMPLOYEE STOCK INCENTIVE PLAN
         --------------------------------------------------------------
                            (Full title of the plan)

                                 Robert C. Brehm
                              6451-C El Camino Real
                           Carlsbad, California 92008
                                 (760) 918-1860

                                   copies to:

                                 Nimish P. Patel
                             Richardson & Patel, LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
         --------------------------------------------------------------
              (Name and address and telephone of agent for service)

                                      CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED          REGISTERED            SHARE (1)             PRICE(1)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 10,000,000             $.055               $550,000              $69.19
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid ask price of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on April 14, 2004.

                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same stock incentive plan is effective.

THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2004 (FILE NO. 333-113005) IS HEREBY INCORPORATED BY REFERENCE.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Annual Report for the fiscal year ended September 30, 2003, filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10KSB on January 28, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

         (b) The Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003, filed by the Registrant with the Commission on February 25, 2004.

         (c) A description of the Registrant securities contained in the Registration Statement on Form SB-2/A effective July 19, 2000.

         (d) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 8.  EXHIBITS.

5.0      Opinion and Consent from Richardson & Patel, LLP
23.1     Consent of Russell Bedford Stefanou Mirchandani LLP
23.2     Consent of Richardson & Patel, LLP (included in Exhibit 5.0)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on April 14, 2004.

                                        U.S. MICROBICS, INC.

                                    By: /s/ Robert C. Brehm
                                        ----------------------------------------
                                        Robert C. Brehm, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  April 14, 2004
                                    /s/ Robert C. Brehm
                                    --------------------------------------------
                                    Robert C. Brehm, President, CEO and Director


Dated:  April 14, 2004              /s/ Roger K. Knight
                                    --------------------------------------------
                                    Roger K. Knight


Dated:  April 14, 2004              /s/ Mery C. Robinson
                                    --------------------------------------------
                                    Mery C. Robinson, COO and Director


Dated:  April 14, 2004              /s/ Conrad Nagel
                                    --------------------------------------------
                                    Conrad Nagel, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


Dated:  April 14, 2004              /s/ Robert Key
                                    --------------------------------------------
                                    Robert Key, Director


Dated:  April 14, 2004              /s/ Mark Holmstedt
                                    --------------------------------------------
                                    Mark Holmstedt, Director